UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

---------------------------

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
  September 30, 2004

THE DEWEY ELECTRONICS CORPORATION.
(Exact name of registrant as specified in its charter)


New York
(State or other
jurisdiction of
incorporation)

0-2892
(Commission File
Number)

13-1803974
(I.R.S. Employer
Identification Number)


27 Muller Road
Oakland, New Jersey
(address of principal executive
offices)
07436
(Zip Code)


Registrant's telephone number, including area code: (201) 337-4700


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

__  Written communications pursuant to Rule 425 under the Securities
Act

__  Soliciting material pursuant to Rule 14a-12 under the Exchange
Act

__ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

__ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act



Item 2.02.  Results of Operations and Financial Condition

On September 30, 2004, The Dewey Electronics Corporation (the "Company") announced (1) its results for the fiscal year ended June 30, 2004 and (2) its receipt of an award from the U.S. Army of a research and development contract. The Company's press release is attached as Exhibit 99.1.

Item 8.01.  Other Events

See Item 2.02.

Item 9.01.  Exhibits

99.1  Press Release of the Company dated September 30, 2004.



SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DEWEY ELECTRONICS CORPORATION

Date: October 1, 2004             /s/ Thom A. Velto
                                 Thom A. Velto, Treasurer
                                 Principal Accounting Officer


INDEX TO EXHIBITS

Exhibit Number      Description

99.1  Press Release of The Dewey Electronics
Corporation, dated   September 30, 2004


Exhibit 99.1


The Dewey Electronics Corporation Reports Fiscal 4th Quarter
and Year-End Results
- - -
New Research and Development Contract

Oakland, NJ - September 30, 2004 - The Dewey Electronics Corporation (OTC: DEWY OB) announced today fiscal fourth quarter and year-end results for the period ended June 30, 2004.

After the one time recognition of a tax benefit, the Company reported net income of $772,850, or $0.57 per basic share and $0.55 per diluted share, on revenues of $6.0 million. For the fiscal year ended June 30, 2003, the Company reported net income of $286,441, or $0.21 per basic share and $0.20 per diluted share, on $6.4 million of revenues.

For the fiscal fourth quarter, when the tax benefit was recognized, the Company reported net income of $748,519, or $0.54 per basic share and $0.53 per diluted share, compared with net income of $1,574, or $0.00 per basic and diluted share for the fiscal fourth quarter of 2003. Revenues for the quarter were $1.8 million, compared with revenues of $1.7 million reported for the fiscal fourth quarter of 2003.

The Company also announced that the Company has received its second "cost plus fixed fee" research and development contract to pursue further improvements to its current 2 kilowatt generator set. The contract, in the amount of approximately $1.5 million, was awarded by the United States Army Communications - Electronic Command on September 28, 2004. Work on this contract will be performed at the Company's location in Oakland, New Jersey and is expected to continue into the next fiscal year ending 2006.


John Dewey, President and Chief Executive Officer, commenting on the results of the Company and the new contract, said, "I am proud of our employees, who have worked hard this past year. Our gross profit was in line with the 2003 fiscal year, and the company continued investing in its own products and technologies. We are also extremely pleased that the Army has awarded the Company a new research and development contract."

About The Dewey Electronics Corporation:

The Dewey Electronics Corporation, founded in 1955, is a diversified manufacturer of sophisticated electronic and electromechanical systems for the military. Visit our website at www.deweyelectronics.com.



The Dewey Electronics Corporation
Financial Highlights
(In thousands of Dollars, Except Per Share Amounts)


                        Fiscal Year        Fiscal Fourth
                        Ended June 30,     Quarter June 30,

                        2004     2003      2004       2003

Revenues                $6,015   $6,362    $1,836     $1,661

Net Income                $773     $286      $749         $2

Net Income Per Share:

  Basic                 $0.57    $0.21     $0.54      $0.00
  Diluted               $0.55    $0.20     $0.53      $0.00


This release contains forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, including statements about future business operations, financial performance and market conditions. Such forward-looking statements involve risks and uncertainties inherent in business forecasts, including those involved in the Company's dependence upon its Department of Defense business, as further described in our filings under the Securities Exchange Act.

This release and prior releases are available on the KCSA Public
Relations Worldwide Web site at www.kcsa.com.